UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2023

FOMO WORLDWIDE, INC.

(Exact name of Registrant as specified in its Charter)

california	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

831 W North Ave., Pittsburgh, PA 15233

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FOMC	OTC Pink Current

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Background.

This First Amendment to Form 8-K filed August 3, 2023 provides investors copies of the assignment of assets from our wholly owned subsidiary Energy Intelligence Center LLC to our wholly owned subsidiary Diamond Technology Solutions LLC and notices thereof to our subsidiary Presidents. Copies of the documents are included herein as Exhibits 10.1, 10.2, and 10.3.

FOMO WORLDWIDE, INC. is referred to in this Current Report on Form 8-K as “FOMO,” the “Company,” “we,” or “us.”

Item 8.01 Other Events.

This Form 8-K notifies investors that our Board of Directors has approved the transfer of 100% of the assets of our wholly owned subsidiary Energy Intelligence Center LLC (“EIC” of WY) to our wholly owned subsidiary Diamond Solution Technologies LLC (“DTS”). These assets include EIC’s clean technology installation group’s employee contracts, vehicles, tools, and equipment and intellectual property and websites used to perform services for EIC contracts and orders as well as for other vendors and markets in the United States.

Item 9.01. Exhibits.

(a) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	FOMO WORLDWIDE, INC. Assignment of EIC Assets to DTS (Buy/Sell) – August 3, 2023
10.2	FOMO WORLDWIDE, INC. Notice of Assignment – August 3, 2023
10.3	FOMO WORLDWIDE, INC. Notice of Assignment #2 – August 3, 2023
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOMO WORLDWIDE, INC.

Date: August 3, 2023	By:	/s/ Vikram Grover
Vikram Grover